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                                                                 Exhibit (99.1)


                                MASON & BASHAW, CPS'S, A.C.
                               CERTIFIED PUBLIC ACCOUNTNTS
                                  ACCOUNTING CORPORATION
                                      P.O. BOX 1204
                            BECKLEY, WEST VIRGINIA 25802-1204
David H. Bashaw, CPA
Rolfe A. Richmond, CPA                                  Telephone (304) 252-7353
Robert D. Smith, CPA                                    Fax       (304) 253-1732




                         INDEPENDENT AUDITOR'S REPORT


To the Stockholders and Board of Directors of HORIZON BANCORP, INC. AND SUBSIDIARIES
Beckley, West Virginia

        We have audited the accompanying consolidated balance sheets of HORIZON BANCORP, INC. AND SUBSIDIARIES as of December 31, 1992, 1991 and 1990, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1992. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion of these consolidated financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of HORIZON BANCORP, INC. AND SUBSIDIARIES as of December 31, 1992, 1991 and 1990, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1992, in conformity with generally accepted accounting principles.

        As explained in Note 2 to the consolidated financial statements, HORIZON BANCORP, INC. has entered into a merger agreement with Allegheny Bankshares Corporation. The transaction is expected to be accounted for as a pooling of interest.


                                                   MASON & BASHAW
                                            Certified Public Accountants


January 29, 1993